EXHIBIT 99

                              PRESS RELEASE OF
                       GRANITE STATE BANKSHARES, INC.

[LETTERHEAD OF GRANITE STATE BANKSHARES, INC.]


FOR IMMEDIATE RELEASE

Contact:   William G. Pike
           Executive Vice President and CFO
           (603) 352-1600

                       GRANITE STATE BANKSHARES, INC.
                    ANNOUNCES DATE OF SPECIAL MEETING AND
                   TERMINATION OF STOCK REPURCHASE PROGRAM

August 13, 1997--Keene, New Hampshire--Granite State Bankshares, Inc. (Nasdaq: GSBI) today announced that it has scheduled a special meeting of stockholders to approve the acquisition of Primary Bank, a New Hampshire state-chartered guaranty (stock) savings bank. The special meeting will be held on September 23, 1997, at 10:00 a.m. at the Keene Country Club, West Hill Road, Keene, New Hampshire. Proxy Materials relating to the special meeting were mailed on August 12, 1997.

In addition, Granite State announced that in connection with the acquisition of Primary Bank, which is intended to be accounted for as a pooling of interests, Granite State has terminated its stock repurchase program. Granite State reported that 72,549 shares had been repurchased, under the August 13, 1996 authorization.

Granite State Bankshares, Inc. is the parent company for Granite Bank, a New Hampshire state-chartered commercial bank with offices located in Keene, Chesterfield, Peterborough, Milford, Amherst, Durham and Portsmouth, New Hampshire.